© 2022 Valmont® Industries, Inc. Valmont Industries, Inc. First Quarter 2022 Earnings Presentation April 21, 2022

Disclosure Regarding Forward-Looking Statements These slides contain (and the accompanying oral discussion will contain) “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including general economic and business conditions, conditions affecting the industries served by the Company and its subsidiaries including the continuing and developing effects of COVID-19 including the effects of the outbreak on the general economy and the specific economic responses to the Company’s products and services, the overall market acceptance of such products and services, the integration of acquisitions and other factors disclosed in the Company’s periodic reports filed with the Securities and Exchange Commission, as well as future economic and market circumstances, industry conditions, company performance and financial results, operating efficiencies, availability and price of raw materials, availability and market acceptance of new products, product pricing, domestic and international competitive environments, geopolitical risks and actions and policy changes of domestic and foreign governments. Consequently, such forward-looking statements should be regarded as the Company’s current plans, estimates and beliefs. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. 2 | Valmont Industries, Inc . | 1Q 2022 Earnings PresentationApril 21, 2022

3 April 21, 2022 STEVE KANIEWSKI PRESIDENT & CHIEF EXECUTIVE OFFICER | Valmont Industries, Inc . | 1Q 2022 Earnings Presentation

1Q 2022 Segment Summary 4 April 21, 2022 • Strong broad-based market demand in all regions • Leveraging pricing strategies • Backlog of more than $1.8 billion, reflecting improved pricing and strong market demand TOTAL 1Q 2022 SALES $980.8M; +27% Y/Y AGRICULTURE $306.6M; +33% Y/Y 31% of Net Sales • Strength in all regions with North American sales growing 54% YoY driven by considerable increases in pricing and higher volumes • Another record sales quarter in Brazil • Positive farmer sentiment trends and elevated grain commodity prices • Technology sales grew 27% driven by demand for connected crop management and advanced analytics INFRASTRUCTURE $680.7M; +24% Y/Y 69% of Net Sales • Led by considerably higher pricing and strong underlying demand across global markets • Continued investment by utilities to upgrade and harden the grid • Cross-regional strength in lighting and transportation markets • More than 30% sales growth in the telecommunications product line | Valmont Industries, Inc . | 1Q 2022 Earnings Presentation

5 April 21, 2022 Conserving Resources, Improving Life® • Released our 2022 Sustainability Report and conducted a dedicated ESG conference call • Recommitted to 2025 environmental goals − 9% reduction in carbon emissions from Scope 1 mobile sources − 12% reduction in normalized electricity usage − 100% of global manufacturing facilities to adopt low-flow water fixtures for nonproduction areas • Identified and committed to four United Nations Sustainability Development Goals Responsibly Managing Key Resources • Completed 3-megawatt Ag Solar project in Brazil − Strong market for solar solutions − Government legislation enhances opportunities • Valmont delivers unique, sustainable solutions − Exclusive software monitors sustainability and ROI in real-time − Supported by world-class dealer network | Valmont Industries, Inc . | 1Q 2022 Earnings Presentation

New Segment Structure Supports Long-Term Strategy Elevating our Focus on Capital Allocation, Technology Development and Market Growth Strategies | Valmont Industries, Inc . | 1Q 2022 Earnings PresentationApril 21, 2022 Expanding Markets that We Serve Accelerating Growth Operational Excellence with ESG Focus Elevating ESG Accelerating Innovation Optimizing Talent and Technology Fosters collaboration across locations, led by global operations organization Focus on delivering smart infrastructure to our customer Resource sharing for optimal development of innovation 6

7 | Valmont Industries, Inc . | 1Q 2022 Earnings PresentationApril 21, 2022 AARON SCHAPPER GROUP PRESIDENT, INFRASTRUCTURE

8 | Valmont Industries, Inc . | 1Q 2022 Earnings PresentationApril 21, 2022 Simplifying the business to manage our portfolio to enable greater focus on higher growth opportunities Leveraging key partnerships with leading global technology providers to enable smart infrastructure Capturing opportunities from continued infrastructure investments enabled by our global footprint and strong market position Infrastructure Segment

9 | Valmont Industries, Inc . | 1Q 2022 Earnings PresentationApril 21, 2022 AVNER APPLBAUM EVP & CHIEF FINANCIAL OFFICER

Diluted EPS GAAP Adjusted1 +12.8% +19.5% Sales ($M) +26.6% Operating Income ($M) GAAP Adjusted1 +22.8% +28.2% 1Q 2022 Financial Summary 10 | Valmont Industries, Inc . | 1Q 2022 Earnings PresentationApril 21, 2022 • Relentless focus on price management, operational excellence and the realization of increasing strong demand across the portfolio • Operating margin improved to 9.7% (10.1% adjusted1) • EPS growth driven by higher operating income, partially offset by a higher tax rate from a change in the geographic mix of earnings 1 Please see Reg G reconciliation to GAAP measures at end of document. $77.2 $94.8 $77.2 $99.0 2021 2022 2021 2022 $774.9 $980.8 2021 2022 $2.57 $2.90 $2.57 $3.07 2021 2022 2021 2022

Sales ($M) 23.8% 1Q 2022 Results | Infrastructure 11 | Valmont Industries, Inc . | 1Q 2022 Earnings PresentationApril 21, 2022 Operating Income ($M) 42.3% • Sales growth was driven by favorable pricing, primarily in the transmission, distribution, and substation (TD&S) and lighting and transportation (L&T) product lines, and higher volumes, primarily in telecommunications • Operating income improved 42.3% to $77.5 million or 11.4% of sales, driven by pricing and strong demand across all product lines, and improved fixed-cost leverage, including SG&A $54.4 $77.5 2021 2022 Sales ($M) 2021 2022 Transmission, Distribution and Substation $ 208.4 $ 281.6 +35% Lighting and Transportation 176.5 212.7 +21% Coatings 74.8 82.0 +10% Telecommunications 45.6 61.4 +35% Renewable Energy 44.3 43.0 -3% $549.6 $680.7 2021 2022

Operating Income ($M) GAAP Adjusted1 -3.3% 7.4% Sales ($M) 33.5% 1Q 2022 Results | Agriculture 12 | Valmont Industries, Inc . | 1Q 2022 Earnings PresentationApril 21, 2022 1 Please see Reg G reconciliation to GAAP measures at end of document. 2Technology sales are reported as a subset of total Agriculture segment sales $229.7 $306.6 2021 2022 • Global sales increased due to higher average selling prices of irrigation equipment globally, higher North American volumes and higher technology sales, partially offset by lower international project sales • The benefit of higher average selling prices during the quarter was more than offset by higher SG&A, including incremental SG&A from the Prospera acquisition. Sales ($M) 2021 2022 North American Irrigation $ 128.9 $ 198.1 +54% International Irrigation 100.8 108.5 +8% Agricultural Technology2 22.4 28.5 +27% $38.7 $37.5 $38.7 $41.6 2021 2022 2021 2022

2022 Cash Flow Highlights 2021 Cash Flow | FCF Reconciliation | Valmont Industries, Inc . | 1Q 2022 Earnings PresentationApril 21, 2022 ($M) YTD 3/26/2022 Net Cash Flows from Operating Activities $ 2.7 Net Cash Flows from Investing Activities (29.1) Net Cash Flows from Financing Activities (3.5) Net Cash Flows from Operating Activities $ 2.7 Purchase of Property, Plant & Equipment (27.1) Free Cash Flows $ (24.4) Strategically Securing Raw Materials to Supp rt Strong Sales Growth 13

Balanced Approach to Capital Allocation – 1Q 2022

GROWING OUR BUSINESS

$27M
Capital Expenditures

- In line with expected 2022 FY CapEx of $110 - $120M
- Investments to support strategic growth initiatives and Industry 4.0 advanced manufacturing

N/A
Acquisitions

- Strategic fit + market expansion
- Returns exceeding cost of capital within 3 years

RETURNING CASH TO SHAREHOLDERS

N/A
Share Repurchases

- Opportunistic approach, supported by free cash flow
- ~$122M remains on current authorization at 03/26/22

$11M
Dividends

- 10% dividend increase announced February 2022
- Payout ratio target: 22% of earnings
- Current payout: ~18%

14 April 21, 2022 | Valmont Industries, Inc . | 1Q 2022 Earnings Presentation
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Strong Balance Sheet and Liquidity 15 | Valmont Industries, Inc . | 1Q 2022 Earnings PresentationApril 21, 2022 Cash $149.7M Total Long-Term Debt $963.1M Shareholders’ Equity $1,504.5M Total Debt to Adj. EBITDA1 1.9x Available Credit under Revolving Credit Facility2 $565.2M Cash $149.7M Total Available Liquidity $714.9M AS OF MARCH 26, 20221 ► Long-term debt of $963.1M, mostly fixed-rate, with long-dated maturities to 2044 and 2054 ► Total Debt to Adjusted EBITDA remains within our desired range of 1.5 to 2.5 times ► Moody’s reaffirmed Baa3/Stable credit rating during the quarter ► Capital allocation strategy has not changed; the primary focus is growing and reinvesting in our businesses while returning cash to shareholders 1 The values on this slide are calculated in accordance with the amended credit facility dated October 18, 2021. See slide 30 for calculation of Adjusted EBITDA and Leverage Ratio. 2 $800M Total Revolver less borrowings and Standby LC’s of $235M.

Full Year 2022 Outlook and Key Assumptions 16 | Valmont Industries, Inc . | 1Q 2022 Earnings PresentationApril 21, 2022 KEY ASSUMPTIONS • No expected foreign currency translation impact on Net Sales • Expect ~26.5% full year tax rate due to the expected geographic mix of earnings • Stabilized steel costs for the year • CapEx to support strategic growth initiatives and Industry 4.0 advanced manufacturing initiatives PREVIOUS FY22 OUTLOOK1 11% – 17% Increase in Net Sales YoY $110.0M – $120.0M Capital Expenditures CURRENT FY22 OUTLOOK1 $13.00 – $13.50 Adj. Diluted EPS2 $12.30 – $12.80 GAAP Diluted EPS ~26.5% Tax Rate 9% – 14% Increase in Net Sales YoY $110.0M – $120.0M Capital Expenditures $12.25 – $13.00 Adj. Diluted EPS2 $11.55 – $12.30 GAAP Diluted EPS ~25% Tax Rate 1 Exclusive of potential future restructuring activities. 2 Please see Reg G reconciliation to GAAP measures at end of document.

Fundamental Market Drivers Remain Resilient

INFRASTRUCTURE

- Long term need for critical infrastructure investment globally, including current and future stimulus, will continue to benefit global markets giving us confidence in future growth
- Ongoing demand and necessity for renewables, grid hardening and expanding ESG focus within utility markets
- Solid long-term market trends for road construction and single-family housing
- Carriers' investments support work and school at home and macro buildouts in suburban and rural communities, aligning with favorable trends in residential construction
- Increased number of economies actively fighting costs of corrosion will drive need to extend life of steel products globally over long term

AGRICULTURE

- Favorable market conditions leading to increasing demand for irrigation equipment and technology solutions globally
- Higher net farm income levels and elevated grain commodity prices are driving positive farmer sentiment
- Global ag market fundamentals remain strong with strength across international markets
- Expected growth in technology adoption led by growers' increasing demand for connected crop management and advanced analytics to reduce input costs, increase land productivity and minimize farm labor costs

Record Backlog of More than $1.8B at the End of 1Q 2022

17 April 21, 2022 | Valmont Industries, Inc . | 1Q 2022 Earnings Presentation valmont

Summary 18 | Valmont Industries, Inc . | 1Q 2022 Earnings PresentationApril 21, 2022 Ability to grow sales through innovation and execution while being flexible and responding quickly to meet customer needs Increased profitability by executing on our pricing strategies and advancing operational excellence across our footprint Disciplined capital allocation allocating capital to high-growth strategic investments while returning capital to shareholders through dividends and share repurchases Invested in our employees and technologies to drive new products and services, and build upon the strength of our operations Poised and Well Positioned to Capture Growth and Drive Stakeholder Value in the Future

19 | Valmont Industries, Inc . | 1Q 2022 Earnings PresentationApril 21, 2022 Q&A

20 | Valmont Industries, Inc . | 1Q 2022 Earnings PresentationApril 21, 2022 APPENDIX

1Q 2022 Financial Summary 21 Net Sales 2021 2022 Change Infrastructure $ 549.6 $ 680.7 23.8% Agriculture 229.7 306.6 33.5% Intersegment Sales1 (4.4) (6.5) NM Net Sales $ 774.9 $ 980.8 26.6% Operating Income $ 77.2 $ 94.8 22.8% Adjusted Operating Income2 $ 77.2 $ 99.0 28.2% Net Income $ 55.0 $ 62.3 13.3% Adjusted Net Income $ 55.0 $ 65.9 19.8% Diluted Earnings Per Share (EPS) $ 2.57 $ 2.90 12.8% Adj Diluted Earnings Per Share (EPS)2 $ 2.57 $ 3.07 19.5% $M, except for per share amounts .1Includes rounding 2Please see Reg G reconciliation to GAAP measures at end of document.. April 21, 2022 | Valmont Industries, Inc . | 1Q 2022 Earnings Presentation

Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures 22 April 21, 2022 | Valmont Industries, Inc . | 1Q 2022 Earnings Presentation

Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures 23 April 21, 2022 | Valmont Industries, Inc . | 1Q 2022 Earnings Presentation

Regulation G Reconciliation of Forecasted GAAP and Adjusted Earnings 24 April 21, 2022 | Valmont Industries, Inc . | 1Q 2022 Earnings Presentation

Historical Segment Financials 25 April 21, 2022 | Valmont Industries, Inc . | 1Q 2022 Earnings Presentation 2020 Q1 Q2 Q3 Q4 FY FY Sales: Infrastructure segment 549,646$ 617,604$ 634,283$ 693,568$ 2,495,101$ 2,261,804$ Agriculture segment 229,664 281,965 240,331 276,757 1,028,717 645,831 Total 779,310 899,569 874,614 970,325 3,523,818 2,907,635 Intersegment Sales: Infrastructure segment (3,201) (2,796) (1,826) (2,753) (10,576) (6,541) Agriculture segment (1,223) (2,144) (4,006) (4,294) (11,667) (5,739) Total (4,424) (4,940) (5,832) (7,047) (22,243) (12,280) Net Sales: Infrastructure segment 546,445 614,808 632,457 690,815 2,484,525 2,255,263 Agriculture segment 228,441 279,821 236,325 272,463 1,017,050 640,092 Total 774,886$ 894,629$ 868,782$ 963,278$ 3,501,575$ 2,895,355$ Operating Income: Infrastructure segment 54,449 61,550 71,422 45,985 233,406 209,172 Agriculture segment 38,748 41,984 27,735 28,560 137,027 83,046 Corporate (15,986) (20,909) (22,962) (23,791) (83,648) (66,265) Total 77,211$ 82,625$ 76,195$ 50,754$ 286,785$ 225,953$ 2021

5G Adoption and Capex Spend Forecasts 26 Source: GSM Association. April 21, 2022 | Valmont Industries, Inc . | 1Q 2022 Earnings Presentation

U.S. Net Cash Farm Income by Year 27 Source: USDA, American Farm Bureau Federation April 21, 2022 | Valmont Industries, Inc . | 1Q 2022 Earnings Presentation

Agricultural Commodity Prices 28 April 21, 2022 | Valmont Industries, Inc . | 1Q 2022 Earnings Presentation Source: World Bank

2012-2021 Historical Free Cash Flow[1]

($M)	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021
Net cash flows from operating activities	$ 197.1	$ 396.4	$ 174.1	$ 272.3	$ 232.8	$ 133.1	$ 153.0	$ 307.6	$ 316.3	$ 65.9
Net cash flows from investing activities	(136.7)	(131.7)	(256.9)	(48.2)	(53.0)	(49.6)	(155.4)	(168.1)	(104.0)	(417.3)
Net cash flows from financing activities	(16.4)	(37.4)	(136.8)	(32.0)	(95.2)	(32.0)	(162.1)	(98.9)	(173.8)	133.5
Net cash flows from operating activities	$ 197.1	$ 396.4	$ 174.1	$ 272.3	$ 232.8	$ 133.1	$ 153.0	$ 307.6	$ 316.3	$ 65.9
Purchase of plant, property, and equipment	(97.1)	(106.8)	(73.0)	(45.5)	(57.9)	(55.3)	(72.0)	(97.4)	(106.7)	(107.8)
Free Cash flows	100.0	289.7	101.1	226.8	174.9	77.8	81.0	210.2	209.6	(41.9)
Net earnings attributed to Valmont Industries, Inc.	$ 234.1	$ 278.5	$ 183.9	$ 40.1	$ 175.5	$ 120.5	$ 101.8	$ 146.4	$ 140.7	$ 195.6
Adjusted net earnings attributed to Valmont Industries, Inc.	N/A	$ 295.1	$ 187.7	$ 131.7	$ 139.9	$ 162.7	$ 130.4	N/A	$ 159.8	$ 222.3
Free Cash Flow Conversion - GAAP	0.43	1.04	0.55	5.66	1.00	0.65	0.80	1.44	1.49	(0.21)
Free Cash Flow Conversion - Adjusted	N/A	0.98	0.53	1.71	1.25	0.48	0.62	N/A	1.31	(0.19)
1) Reconciliation of Net Earnings to Adjusted Figures										
Net earnings attributed to Valmont Industries, Inc.	$ 234.1	$ 278.5	$ 183.9	$ 40.1	$ 175.5	$ 120.5	$ 101.8	$ 146.4	$ 140.7	$ 195.6
Change in valuation allowance against deferred tax assets	-	-	-	7.1	(20.7)	41.9	-	-	-	5.0
Impairment of long-lived assets	-	12.2	-	61.8	1.1	-	28.6	-	19.1	21.7
Reversal of contingent liability	-	-	-		(16.6)	-	-	-	-	-
Other non-recurring expenses (non-cash)	-	-	-	18.1			-	-	-	-
Deconsolidation of Delta EMD, after-tax and NCI	-	4.4	-	-	-	-	-	-	-	-
Noncash loss from Delta EMD shares	-	-	3.8	4.6	0.6	0.2	-	-	-	-
Adjusted net earnings attributed to Valmont Industries, Inc.	$ 234.1	$ 295.1	$ 187.7	$ 131.7	$ 139.9	$ 162.7	$ 130.4	$ 146.4	$ 159.8	$ 222.3

10 Year Average FCF is $143M; Last 5 Years Has Averaged $107M

[1] Adjusted earnings for purposes of calculating FCF conversion may not agree to the adjusted net earnings. The difference is due to cash restructuring, debt refinancing, or other non-recurring expenses which were settled in cash in the year of occurrence.

29 April 21, 2022 | Valmont Industries, Inc . | 1Q 2022 Earnings Presentation
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Years of rapid raw material cost inflation GAAP 0.43X 1.04X 0.55X 5.66X 1.01X 0.67X 0.86X 1.37X 1.49X (0.21X) Adj. N/A 0.98X 0.53X 1.71X 1.27X 0.49X 0.66X N/A 1.28X (0.19X) 2012 – 2021 Free Cash Flow1 ($M) 100 290 101 227 175 78 81 210 210 (42) 143 (100) (50) - 50 100 150 200 250 300 350 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 10 Year Avg 10-yr Avg. $143M GAAP 1.28X Adj. 0.84X Historical FCF Conversion by Year1 Strong Free Cash Flow throughout the Cycle 30 1 We use the non-GAAP measure of FCF, which we define as GAAP net cash flows from operating activities reduced by capex. We believe that FCF is a useful performance measure for management and useful to investors as the basis for comparing our performance with other companies. Our measure of FCF may not be directly comparable to similar measures used by other companies. April 21, 2022 | Valmont Industries, Inc . | 1Q 2022 Earnings Presentation

Calculation of Adjusted EBITDA and Leverage Ratio 31 Certain of our debt agreements contain covenants that require us to maintain certain coverage ratios. Our Debt/Adjusted EBITDA may not exceed 3.5X Adjusted EBITDA (or 3.75X Adjusted EBITDA after certain material acquisitions) of the prior four quarters. See “Leverage Ratio “ below. TTM 26-Mar-22 Net earnings attributable to Valmont Industries, Inc. $ 202,926 Interest expense 69,034 Income tax expense 43,875 Stock-based compensation 33,512 Depreciation and amortization expense 95,430 EBITDA 444,777 Asset impairments 27,911 Adjusted EBITDA – last four quarters $ 472,688 Net indebtedness $ 875,971 Leverage Ratio 1.85 Interest-bearing debt $ 975,671 Less: Cash and cash equivalents in excess of $50 million 99,700 Net indebtedness 875,971 ($000s) April 21, 2022 | Valmont Industries, Inc . | 1Q 2022 Earnings Presentation